Hewlett Packard Enterprise Company
2015 EMPLOYEE STOCK PURCHASE PLAN
(As amended and restated on July 18, 2018, effective as of October 8, 2015)

1. PURPOSE.

The purpose of this Plan is to provide an opportunity for Employees of Hewlett Packard Enterprise Company (the “Corporation”) and its Designated Affiliates to purchase Common Stock of the Corporation and thereby to have an additional incentive to contribute to the prosperity of the Corporation. It is the intention of the Corporation that the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended, although the Corporation makes no undertaking nor representation to maintain such qualification. In addition, this Plan document authorizes the grant of options under a non-423 Plan which do not qualify under Section 423 of the Code pursuant to rules, procedures or sub-plans adopted by the Board (or its designate) designed to achieve desired tax or other objectives.

2. DEFINITIONS.

(a)
“Affiliate” shall mean any (i) Subsidiary and (ii) any other entity other than the Corporation in an unbroken chain of entities beginning with the Corporation if, at the time of the granting of the option, each of the entities, other than the last entity in the unbroken chain, owns or controls 50 percent or more of the total ownership interest in one of the other entities in such chain.

(b)	“Board” shall mean the Board of Directors of the Corporation.

(c)	“Code” shall mean the Internal Revenue Code of 1986, of the USA, as amended. Any reference to a section of the Code herein shall be a reference to any successor or amended section of the Code.

(d)	“Code Section 423 Plan” shall mean an employee stock purchase plan which is designed to meet the requirements set forth in Code Section 423.

(e)	“Committee” shall mean the committee appointed by the Board in accordance with Section 14 of the Plan.

(f)	“Common Stock” shall mean the Common Stock of the Corporation, or any stock into which such Common Stock may be converted.

(g)
“Compensation” shall mean an Employee’s base cash compensation (including 13th/14th month payments or similar concepts under local law), commissions and shift premiums paid on account of personal services rendered by the Employee to the Corporation or a Designated Affiliate, but shall exclude payments for overtime, incentive compensation, incentive payments and bonuses, with any modifications determined by the Committee. The Committee shall have the authority to determine and approve all forms of pay to be included in the definition of Compensation and may change the definition on a prospective basis.

(h)
“Contributions” shall mean the payroll deductions (to the extent permitted under applicable local law) and other additional payments that the Corporation may allow to be made by a Participant to fund the exercise of options granted pursuant to the Plan if payroll deductions are not permitted under applicable local law.

(i)	“Corporation” shall mean Hewlett Packard Enterprise Company, a Delaware corporation.

(j)
“Designated Affiliate” shall mean an Affiliate, whether now existing or existing in the future, that has been designated by the Committee as eligible to participate in the Plan with respect to its Employees. In the event the Designated Affiliate is not a Subsidiary, it shall be designated for participation in the Non-423 Plan.

(k)
“Employee” shall mean an individual classified as an employee (within the meaning of Code Section 3401(c) and the regulations thereunder or as otherwise determined under applicable local law) by the Corporation or a Designated Affiliate on the Corporation’s or such Designated Affiliate’s payroll records during the relevant participation period. Employees shall not include individuals whose customary employment is for not more than five (5) months in any calendar year (except those Employees in such category the exclusion of whom is not permitted under applicable local law) or individuals classified as independent contractors. For purposes of clarity, regardless of any subsequent reclassification as an employee by the Corporation or a Designated Affiliate, any governmental agency, or any court, the term “Employee” shall not include the following prior to the date of the reclassification: (i) any independent contractor; (ii) any consultant; (iii) any individual performing services for the Corporation or a Designated Affiliate who has entered into an independent contractor or consultant agreement with the Corporation or a Designated Affiliate ; (iv) any individual performing services for the Corporation or a Designated Affiliate under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Corporation or a Designated Affiliate enters into for services; (v) any leased employee; (vi) any individual whose base wage or salary is not processed for payment by the payroll department(s) or payroll provider(s) of the Corporation or a Designated Affiliate; and (vii) any individual classified by the Corporation or a Designated Affiliate as contract labor (such as contract employees and job shoppers), regardless of length of service (unless such exclusion is not permitted under applicable local law). The Committee shall have exclusive discretion to determine whether an individual is an Employee for purposes of the Plan.

(l)	“Entry Date” shall mean the first Trading Day of the Offering Period, or, for new Participants, the first Trading Day of their first Purchase Period.

(m)
“Fair Market Value” shall be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted on the New York Stock Exchange on the date of determination if that date is a Trading Day, or if the date of determination is not a Trading Day, the last market Trading Day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable.

(n)	“Non-423 Plan” shall mean an employee stock purchase plan which does not meet the requirements set forth in Code Section 423.

(o)
“Offering Period” shall mean the period of up to 24 months during which an option granted pursuant to the Plan may be exercised. Notwithstanding the foregoing, unless changed by the Committee, “Offering Period” shall mean a period of approximately six (6) months and Offering Periods shall commence on the first Trading Day on or after November 1 and May 1 of each year and terminate on the last Trading Day, respectively, of April and October. The duration and timing of Offering Periods may be changed or modified by the Committee pursuant to Section 4. The first Offering Period shall commence on the Plan’s effective date.

(p)	“Participant” shall mean a participant in the Plan as described in Section 5 of the Plan.

(q)	“Plan” shall mean this Employee Stock Purchase Plan which includes: (i) a Code Section 423 Plan and (ii) a Non-423 Plan.

(r)	“Purchase Date” shall mean the last Trading Day of each Purchase Period.

(s)
“Purchase Period” shall mean the period of six (6) months commencing after one Purchase Date and ending with the next Purchase Date, except that the first Purchase Period shall commence on the Plan’s effective date. Subsequent Purchase Periods, if any, shall run consecutively after the termination of the preceding Purchase Period. Notwithstanding the foregoing, subject to the Committee’s discretion to modify Offering Periods and Purchase Periods, “Purchase Period” shall mean the six (6) month period commencing on the first day of an Offering Period and ending on the last day of such Offering Period.

(t)
“Purchase Price” shall mean 95% of the Fair Market Value of a share of Common Stock on the Purchase Date; provided however, that the Committee may elect with respect to future Offering Periods to establish the Purchase Price as a price that is no less than 85% of the Fair Market Value of a share of Common Stock on the Entry Date or the Purchase Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Committee pursuant to Sections 7.4 and 10.

(u)	“Shareowner” shall mean a record holder of shares entitled to vote shares of Common Stock under the Corporation’s by‑laws.

(v)	“Subsidiary” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, as described in Code Section 424(f).

(w)	“Tax-Related Items” shall mean any income tax, social insurance, payroll tax, payment on account or other tax-related items arising in relation to the Participant’s participation in the Plan.

(x)	“Trading Day” shall mean a day on which U.S. national stock exchanges and the national market system are open for trading.

3. ELIGIBILITY.

Any Employee regularly employed on a full‑time or part‑time (20 hours or more per week on a regular schedule) basis, or on any other basis as determined by the Corporation (if required under applicable local law) for purposes of the Non-423 Plan or any separate offering under the Code Section 423 Plan, by the Corporation or by any Designated Affiliate on an Entry Date shall be eligible to participate in the Plan with respect to the Offering Period commencing on such Entry Date, provided that the Committee may establish administrative rules requiring that employment commence some minimum period (e.g., one pay period) prior to an Entry Date to be eligible to participate with respect to the Offering Period beginning on that Entry Date. The Committee may also determine that a designated group of highly compensated Employees are ineligible to participate in the Plan so long as the excluded category fits within the definition of “highly compensated employee” in Code Section 414(q). No Employee may participate in the Plan if immediately after an option is granted the Employee owns or is considered to own (within the meaning of Code Section 424(d)) shares of stock, including stock which the Employee may purchase by conversion of convertible securities or under outstanding options granted by the Corporation, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any of its Subsidiaries. All Employees who participate in the same offering under the Plan shall have the same rights and privileges under such offering, except for differences that may be needed to facilitate compliance with applicable local law, as determined by the Corporation and that are consistent with Code Section 423(b)(5); provided, however, that Employees participating in the Non-423 Plan by means of rules, procedures or sub‑plans adopted pursuant to Section 15 need not have the same rights and privileges as Employees participating in the Code Section 423 Plan. The Board may impose restrictions on eligibility and participation of Employees who are officers and directors to facilitate compliance with federal or state securities laws or foreign laws.

Any individual who is an Eligible Employee and who is a participant in the Hewlett- Packard Company 2011 Employee Stock Purchase Plan immediately prior to the first Offering Period shall be automatically enrolled in the first Offering Period at the same contribution rate.

4. OFFERING PERIODS.

The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day after the completion of the prior Offering Period, or on such other date as the Committee shall determine, and continuing thereafter for six (6) months or until terminated pursuant to Section 13 hereof. Notwithstanding the foregoing, the Committee shall have the authority to change the duration of Offering Periods to cover a period of up to 24 months, or to change the commencement dates thereof, including the implementation of overlapping Offering Periods pursuant to which Participants will be deemed to enroll in a new Offering Period if the Fair Market Value of a share of Common Stock on a Purchase Date is lower than the Fair Market Value of a share of Common Stock on the Entry Date of the relevant Offering Period, with respect to future offerings without Shareowner approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. PARTICIPATION.

5.1
An Employee who is eligible to participate in the Plan in accordance with Section 3 may become a Participant by completing and submitting, on a date prescribed by the Committee prior to an applicable Entry Date, a completed payroll deduction authorization or, if applicable local law prohibits payroll deductions for the purpose of the Plan, other authorization stating the amount of Contributions to the Plan, expressed as any whole percentage up to ten percent (10%) of the eligible Employee’s Compensation, and Plan enrollment form provided by the Corporation or by following an electronic or other enrollment process as prescribed by the Committee. Where applicable local law prohibits payroll deductions for the purpose of the Plan, the Corporation may permit a Participant to contribute amounts to the Plan through payment by cash, check or other means set forth in the Plan enrollment form prior to each Purchase Date. An eligible Employee may authorize Contributions at the rate of any whole percentage of the Employee’s Compensation, not to exceed ten percent (10%) of the Employee’s Compensation. All payroll deductions may be held by the Corporation and commingled with its other corporate funds where administratively appropriate, except where applicable local law requires that Contributions to the Plan from Participants be segregated from the general corporate funds and/or deposited with an independent third party. No interest shall be paid or credited to the Participant with respect to such Contributions, unless required by local law. The Corporation shall maintain a separate bookkeeping account for each Participant under the Plan and the amount of each Participant’s Contributions shall be credited to such account. A Participant may not make any additional payments into such account.

5.2
Under procedures established by the Committee, a Participant may withdraw from the Plan during an Offering Period, by completing and filing a new payroll deduction authorization or, if applicable local law prohibits payroll deductions for the purpose of the Plan, other Contribution authorization and Plan enrollment form with the Corporation or by following electronic or other procedures prescribed by the Committee, prior to the change enrollment deadline established by the Corporation. If a Participant withdraws from the Plan during an Offering Period, his or her accumulated Contributions will be refunded to the Participant without interest. The Committee may establish rules limiting the frequency with which Participants may withdraw and re‑enroll in the Plan and may impose a waiting period on Participants wishing to re‑enroll following withdrawal.

5.3
A Participant may change his or her rate of Contributions at any time by filing a new payroll deduction authorization or, if applicable local law prohibits payroll deductions for the purpose of the Plan, other authorization stating the amount of Contributions to the Plan expressed as any whole percentage up to ten percent (10%) of the eligible Employee’s Compensation and Plan enrollment form or by following electronic or other procedures prescribed by the Committee. If a Participant has not followed such procedures to change the rate of Contributions, the rate of Contributions shall continue at the originally elected rate throughout the Offering Period and future Offering Periods. In accordance with Section 423(b)(8) of the Code, the Committee may reduce a Participant’s Contributions to zero percent (0%) at any time during an Offering Period.

6. TERMINATION OF EMPLOYMENT.

In the event any Participant terminates employment with the Corporation or any of its Designated Affiliates for any reason (including death) prior to the expiration of an Offering Period, the Participant’s participation in the Plan shall terminate and all amounts credited to the Participant’s account shall be paid to the Participant or, in the case of death, to the Participant’s heirs or estate, without interest. Whether a termination of employment has occurred shall be determined by the Committee. The Committee may also establish rules regarding when leaves of absence or changes of employment status will be considered to be a termination of employment, including rules regarding transfer of employment among Designated Affiliates, Affiliates and the Corporation, and the Committee may establish termination‑of‑employment procedures for this Plan that are independent of similar rules established under other benefit plans of the Corporation and its Affiliates.

7. OFFERING.

7.1
Subject to adjustment as set forth in Section 10, the maximum number of shares of Common Stock that may be issued pursuant to the Plan shall be 80,000,000. If, on a given Purchase Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Corporation shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. For avoidance of doubt, the limitation set forth in this Section may be used to satisfy purchases of shares of Common Stock under either the Code Section 423 Plan or the Non-423 Plan.

7.2
Each Offering Period shall be determined by the Committee. Unless otherwise determined by the Committee, the Plan will operate with successive six (6) month Offering Periods commencing at the beginning of each fiscal year half. The Committee shall have the power to change the duration of future Offering Periods, without Shareowner approval, and without regard to the expectations of any Participants.

7.3
Each eligible Employee who has elected to participate as provided in Section 5.1 shall be granted an option to purchase that number of shares of Common Stock (not to exceed 5,000 shares, subject to adjustment under Section 10 of the Plan) which may be purchased with the Contributions accumulated on behalf of such Employee during each Offering Period at the Purchase Price specified in Section 7.4 below, subject to the additional limitation that no Employee shall be granted an option to purchase Common Stock under the Plan at a rate which exceeds U.S. twenty‑five thousand dollars (U.S. $25,000) of the Fair Market Value of such Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For purposes of the Plan, an option is “granted” on a Participant’s Entry Date. An option will expire upon the earlier to occur of (i) the termination of a Participant’s participation in the Plan; or (ii) the termination of an Offering Period. This section shall be interpreted so as to comply with Code Section 423(b)(8).

7.4
The Committee has the right to establish that the Purchase Price under each option shall be the lower of: (i) a percentage (not less than eighty‑five percent (85%)) established by the Committee (“Designated Percentage”) of the Fair Market Value of the Common Stock on the Entry Date on which an option is granted, or (ii) the Designated Percentage of the Fair Market Value of the Common Stock on the Purchase Date on which the Common Stock is purchased. The Committee may change the Designated Percentage with respect to any future Offering Period, but not below eighty‑five percent (85%), and the Committee may determine with respect to any prospective Offering Period that the Purchase Price shall be the Designated Percentage of the Fair Market Value of the Common Stock on the Purchase Date.

7.5
For purposes of the Code Section 423 Plan only, and unless the Committee otherwise determines, each Designated Affiliate shall be deemed to participate in a separate offering from the Corporation or any other Designated Affiliate, provided that the terms of participation within any such offering are the same for all Participants in such offering, to comply with Code Section 423.

8. PURCHASE OF STOCK.

Upon the expiration of each Purchase Period, a Participant’s option shall be exercised automatically for the purchase of that number of whole shares of Common Stock which the accumulated Contributions credited to the Participant’s account at that time shall purchase at the applicable Purchase Price. Notwithstanding the foregoing, the Corporation or its designee may make such provisions and take such action as it deems necessary or appropriate for the withholding of Tax-Related Items which the Corporation or its Designated Affiliate is required or permitted by applicable law or regulation of any governmental authority to withhold. Each Participant, however, shall be responsible for payment of all individual Tax-Related Items arising under the Plan.

9. PAYMENT AND DELIVERY.

As soon as practicable after the exercise of an option, the Corporation shall deliver to the Participant a record of the Common Stock purchased and the balance of any amount of Contributions credited to the Participant’s account not used for the purchase, except as specified below. The Committee may permit or require that shares delivered to a Participant be deposited directly with a broker designated by the Committee or with a designated agent of the Corporation, and the Committee may utilize electronic or automated methods of share transfer. The Committee may require that shares be held by such broker or agent for a designated period and/or may establish, for purposes of the Code Section 423 Plan, procedures to permit tracking of disqualifying dispositions of such shares. The Corporation shall retain the amount of payroll deductions used to purchase Common Stock as payment for the Common Stock and the Common Stock shall then be fully paid and non‑assessable. No Participant shall have any voting, dividend, or other Shareowner rights with respect to shares subject to any option granted under the Plan until the shares subject to the option have been purchased and delivered to the Participant as provided in this Section 9.

10. RECAPITALIZATION.

If after the grant of an option, but prior to the purchase of Common Stock under the option, there is any increase or decrease in the number of outstanding shares of Common Stock because of a stock split, stock or extraordinary cash dividend, combination or recapitalization of shares subject to options, the number of shares to be purchased pursuant to an option, the price per share of Common Stock covered by an option and the maximum number of shares specified in Section 7.1 shall be appropriately adjusted by the Board, and the Board shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate for an equitable adjustment under the circumstances.

The Board’s determinations under this Section 10 shall be conclusive and binding on all parties.

11. MERGER, LIQUIDATION, OTHER CORPORATION TRANSACTIONS.

In the event of the proposed liquidation or dissolution of the Corporation, the Offering Period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions, or other form of Contributions where applicable, will be refunded without interest (except as may be required by applicable local law, as determined by the Corporation) to the Participants.

In the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger or consolidation of the Corporation with or into another corporation, then in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation, (2) a date established by the Board on or before the date of consummation of such merger, consolidation or sale shall be treated as a Purchase Date, and all outstanding options shall be exercised on such date, or (3) all outstanding options shall terminate and the accumulated Contributions will be refunded without interest to the Participants.

12. TRANSFERABILITY.

Options granted to Participants may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interests under the Plan, other than as set forth in Section 22 and as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 5.2.

13. AMENDMENT OR TERMINATION OF THE PLAN.

13.1	The Plan shall continue in effect until the ten-year anniversary of the effective date of the Plan set forth in Section 20 unless otherwise terminated earlier in accordance with Section 13.2.

13.2
The Board may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, except that, without approval of the Shareowners, no such revision or amendment shall increase the number of shares subject to the Plan, other than an adjustment under Section 10 of the Plan or materially increase the class of Employees eligible to participate in the Plan.

14. ADMINISTRATION.

The Board shall appoint a Committee consisting of at least two members who will serve for such period of time as the Board may specify and whom the Board may remove at any time. The Committee will have the authority and responsibility for the day‑to‑day administration of the Plan, the authority and responsibility specifically provided in this Plan and any additional duty, responsibility and authority delegated to the Committee by the Board, which may include any of the functions assigned to the Board in this Plan. The Committee may delegate to one or more individuals the day‑to‑day administration of the Plan. The Committee shall have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, to designate Designated Affiliates under the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent with the delegation from the Board. Decisions of the Board and the Committee shall be final and binding upon all participants. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held. The Corporation shall pay all expenses incurred in the administration of the Plan. No Board or Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

15. COMMITTEE RULES FOR FOREIGN JURISDICTIONS AND THE NON-423 PLAN.

15.1
The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of Contributions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of share issuances which vary with local legal requirements.

15.2
The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations, which rules, procedures or sub-plans may be designed to be outside the scope of Code Section 423. The terms of such rules, procedures or sub-plans may take precedence over other provisions of this Plan, with the exception of Section 7.1, but unless otherwise expressly superseded by the terms of such rule, procedure or sub-plan, the provisions of this Plan shall govern the operation of the Plan. To the extent inconsistent with the requirements of Code Section 423, such rules, procedures or sub-plans shall be considered part of the Non-423 Plan, and the options granted thereunder shall not be considered to comply with Section 423.

16. SECURITIES LAWS REQUIREMENTS.

The Corporation shall not be under any obligation to issue Common Stock upon the exercise of any option unless and until the Corporation has determined that: (i) it and the Participant have taken all actions required to register the Common Stock under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or to perfect an exemption from the registration requirements thereof;

(ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state, federal and applicable foreign law have been satisfied.

17. GOVERNMENTAL REGULATIONS.

This Plan and the Corporation’s obligation to sell and deliver shares of its stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder.

18. NO ENLARGEMENT OF EMPLOYEE RIGHTS.

Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ or service of the Corporation or any Designated Affiliate or to interfere with the right of the Corporation or Designated Affiliate to discharge any Employee at any time.

19. GOVERNING LAW.

This Plan shall be governed by the laws of the State of Delaware, U.S.A., without regard to that State’s choice of law rules.

20. EFFECTIVE DATE.

This Plan shall become effective upon its approval by the Shareowners of the Corporation.

21. REPORTS.

Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of Contributions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

22. DESIGNATION OF BENEFICIARY FOR OWNED SHARES.

With respect to shares of Common Stock purchased by the Participant pursuant to the Plan and held in an account maintained by the Corporation or its assignee on the Participant’s behalf, the Participant may be permitted to file a written designation of beneficiary. The Participant may change such designation of beneficiary at any time by written notice. Subject to applicable local legal requirements, in the event of a Participant’s death, the Corporation or its assignee shall deliver such shares of Common Stock to the designated beneficiary.

Subject to applicable local law, in the event of the death of a Participant and in the absence of a beneficiary validly designated who is living at the time of such Participant’s death, the Corporation shall deliver such shares of Common Stock to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Corporation), the Corporation in its sole discretion, may deliver (or cause its assignee to deliver) such shares of Common Stock to the spouse, dependent or relative of the Participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may determine.

23.    CODE SECTION 409A; QUALIFICATION OF PLAN.

Options to purchase shares under the Code Section 423 Plan are exempt from the application of Section 409A of the Code. Options granted under the Non-423 Plan are intended to be exempt from the application of Section 409A under the short-term deferral exemption and any ambiguities shall be construed and interpreted in accordance with such intent. Options granted to U.S. taxpayers under the Non-423 Plan are subject to such terms and conditions that will permit such options to satisfy the requirements of the short-term deferral exception available under Section 409A, including the requirement that the shares subject to an option be delivered within the short-term deferral period. In the case of a Participant who would otherwise be subject to Section 409A, to the extent the Corporation determines that an option or the exercise, payment, settlement or deferral thereof is subject to Section Code 409A, the option will be granted, exercised, paid, settled or deferred in a manner that will comply with Code Section 409A, including U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Anything in the foregoing to the contrary notwithstanding, the Corporation shall have no liability to a Participant or any other party if the option that is intended to be exempt from, or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Corporation with respect thereto.

Although the Corporation may endeavor to (i) qualify on option for favorable tax treatment under the laws of the U.S. or jurisdictions outside of the U.S. or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Corporation makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan. The Corporation is not constrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.